UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 31, 2006
ChoicePoint Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-13069	58-2309650

(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1000 Alderman Drive Alpharetta, Georgia		30005

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (770) 752-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 31, 2006, ChoicePoint Inc. (the “Company”) entered into an amendment of the Rights Agreement dated as of October 29, 1997, by and between the Company and SunTrust Bank as Rights Agent (the “Rights Agreement”). Pursuant to the amendment, the “Final Expiration Date” (as defined in the Rights Agreement) has been changed from November 14, 2007 to January 31, 2006. The amendment will have the effect of causing the Rights Agreement and the Rights (as defined in the Rights Agreement) to terminate at the close of business on January 31, 2006.
     On January 31, 2006, the Company issued a press release announcing the amendment to the Rights Agreement, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” of this Form 8-K is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” of this Form 8-K is incorporated herein by reference.
Item 8.01 Other Events.
     On January 31, 2006, the Company issued a press release announcing that it had increased the value of the Company’s previously announced share buyback program by $125 million to a total repurchase value of $375 million. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item 8.01.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment No. 4 to the Rights Agreement, dated as of January 31, 2006, by and between the Company and the Rights Agent.

99.1	Press Release, dated January 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2006	CHOICEPOINT INC.

	By:	/s/ David E. Trine

David E. Trine
Chief Financial Officer
(Principal Financial Officer)